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                                                                   Exhibit 10.8




                           STOCK REPURCHASE AGREEMENT


                  This stock repurchase agreement (the "Agreement") is made as of May 15, 1995 by and among PREFERRED EMPLOYERS GROUP, INC., having an address at 10800 Biscayne Boulevard, 1Oth Floor, Miami, Florida 33161 (the "Company"), HOWARD ODZER, an individual having an address at 1399 Northeast 103rd Street, Miami Shores, Florida 33138 ("Odzer") and RONALD ROTHSTEIN, an individual having an address at 351 East 84th Street, New York, New York 10028 ("Rothstein").


                               W I T N E S S E T H


                  WHEREAS, Odzer and Rothstein are the record and beneficial owner of 100 shares of common stock of the Company; and

                  WHEREAS, the Company wishes to repurchase from Odzer and Rothstein, and Odzer and Rothstein wish to sell to the Company, 30 shares of common stock of the Company (the "Shares") on the terms and subject to the conditions set forth herein.


                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Purchase and Sale.

                            (a) Subject to Section 3 hereof, at the Closing (as
hereinafter defined) Odzer and Rothstein hereby agrees to sell, transfer and deliver to the Company, free and clear of all restrictions, liens, claims, charges, pledges or encumbrances of any kind or nature whatsoever (collectively, "Liens"), the Shares, and the Company hereby agrees to purchase from Odzer and Rothstein, the Shares, free and clear of all Liens. Twenty-seven (27) of such Shares shall be from Odzer and 3 of such Shares shall be from Rothstein.

                            (b) The purchase price for the Shares is $600,000
(the "Purchase Price"). The Purchase Price for the Shares shall be paid to Odzer in twenty-four (24) installments of $25,000 each, payable by check on the first day of each month for twenty-four months; provided, however, that the first installment payment shall be made on the date of the Closing. Interest shall be deemed to be included in such payments at the applicable federal rate as defined in Section 1274 of the Internal Revenue Code of 1986, as amended.




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                            (c) The unpaid balance of the Purchase Price may, at
any time and from time to time, be prepaid in whole or in part, without penalty or premiums.

                  2.       Closing.

                            (a) The closing (the "Closing") of the purchase and
sale of the Shares hereunder shall take place at the offices of the Company on May __, 1995, or at such other place and on such other date as the parties hereto shall mutually agree.

                            (b) At the Closing, (i) the Company shall deliver to
Odzer, as pledgeholder, duly executed stock certificates evidencing the Shares acquired by the Company, (ii) the Company shall deliver to Odzer a check in the amount of $25,000, representing the first installment payment for the Shares. The terms of the escrow shall be pursuant to a pledge agreement in the form attached hereto as Exhibit A.

                  3.       Condition to Closing.

                            The Closing of the purchase and sale of the Shares
hereunder is conditioned upon the completion by the Company of a $600,000 cash distribution to the shareholders of the Company, with respect to 1994 income of the Company, pro rata based on the number of shares of common stock of the Company outstanding and paid to the shareholders of record on the date hereof, without giving effect to the repurchase.

                  4.       Notices; Delivery of Purchase Price.

                            Any notice or other communication to be given
hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth below. Payment of installments of the Purchase Price shall be sent by regular or certified mail to the address of Odzer set forth below:

Rothstein:

                           351 East 84th Street
                           New York, New York  10028




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Odzer:                     1399 Northeast 103rd Street
                           Miami Shores, Florida  33138

         with a copy to:

                           Richard Lampen, Esq.
                           Steel Hector & Davis
                           200 South Biscayne Boulevard, 40th Floor
                           Miami, Florida  33131-2398

The Company:               10800 Biscayne Boulevard, 10th Floor
                           Miami, Florida  33161

         with a copy to:

                           Donald J. Bezahler, Esq.
                           Baer Marks & Upham
                           805 Third Avenue
                           New York, New York  10022-7513

                  5.       Miscellaneous.

                            This Agreement (i) contains the entire understanding
of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties, written or oral, of any nature whatsoever, (ii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and (iii) shall be governed by the laws of the State of Florida, without giving effect to the conflicts of law provisions thereof.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered as of the day and year first above-written.



                                   -------------------------------------
                                   Ronald Rothstein



                                   -------------------------------------
                                   Howard Odzer



                                   PREFERRED EMPLOYERS GROUP, INC.



                                   By:__________________________________
                                      Name:   Mel Harris
                                      Title:  Chairman of the Board and
                                              Chief Executive Officer



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